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                                                                   EXHIBIT 10.29

                                 AMENDMENT NO. 2
                    TO AGREEMENT CONCERNING EMPLOYMENT RIGHTS

      THIS AMENDMENT NO. 2 (this "Amendment") to the Employment Contract dated May 10, 1999 (the "Employment Contract"), as amended by the Agreement Concerning Employment Rights, dated January 27, 2000 (the "First Amendment") is dated effective as of March 1, 2001, by and between J. Paul Withrow, an individual, hereinafter referred to as "Executive", and Synagro Technologies, Inc, a Delaware corporation, hereinafter referred to as "Synagro" or the "Company."

      WHEREAS, Executive and Synagro entered into the Employment Contract as of May 10, 1999, and amended it by the First Amendment dated January 27, 2000;

      WHEREAS, Executive and Synagro desire to further amend the First Amendment in certain respects as more specifically set forth below; and

      WHEREAS, capitalized terms not defined herein shall have the meanings given to them in the Employment Contract and First Amendment.

      NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants set forth herein, agree as follows:

1. AMENDMENTS TO EMPLOYMENT CONTRACT. The parties hereby agree to amend "Article 3.0 - Other Agreement" of the First Amendment to read in its entirety as follows:

      "To achieve the goals and objectives set out in the Recitals, which are incorporated into this Agreement as though more fully set forth in this Article, Synagro and Executive agree that for so long as Executive remains employed by Synagro and for thirty-days thereafter, in the event that:

            (i) Executive's employment hereunder is terminated by the Company at any time for any reason except (A) for Cause or (B) Executive's death or Disability;

            (ii) Executive terminates his own employment hereunder at any time for Good Reason; or

            (iii) a Change of Control (not otherwise waived pursuant to this
                  Agreement) occurs

            Executive shall be entitled to receive, and the Company shall be obligated to elect at its option to either (a) issue options to purchase a certain number registered shares of the Company's common stock (the "Base Option Amount") at an exercise price of $2.50 per share which shall be fully vested but non-transferable and which shall expire, notwithstanding

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            any agreement or arrangement to the contrary, 90 days from the date of issue; (b) a number of registered shares (if the Company is publicly traded at such time) of the Company's common stock equal to the result of (A) the product of (x) the Base Option Amount and (y) the Fair Market Value per share of the Company's common stock less $2.50 divided by (B) the Fair Market Value per share of the Company's common stock; or (c) a cash payment equal to (x) the Fair Market Value of the Company's common stock per share less $2.50 multiplied by (y) the Base Option Amount (alternatives (a), (b) and
            (c) collectively, the "Option Payment"). As a condition to receiving the Option Payment, Executive must surrender all other options to purchase Synagro common stock that he has been granted. However, the Option Payment shall not be required to be made if Executive has, at any time, whether before or after the date of this agreement, been granted (for purposes hereof, existing options which are repriced to an exercise price of $2.50 shall be deemed to be re-granted) options to purchase an aggregate amount of shares of common stock of Synagro equal to the Base Option Amount with an average strike price of $2.50 or less. For purposes hereof, "Fair Market Value" shall mean, with respect to any date on which any determination of Fair Market Value is to be made, the average closing price of shares of the Company's common stock sold on the NASDAQ National Market System during the previous 21 trading days. For purposes hereof, "Base Option Amount" is equal to the total number of outstanding options that had been issued to Executive by Synagro.

      For purposes of this Article 3.0, "Cause", "Change in Control", "Disability" and "Good Reason" shall have the meanings ascribed to such terms in the Employment Contract."

      2. RATIFICATION. Except as expressly amended by this Amendment, the Employment Contract and First Amendment shall remain in full force and effect. None of the rights, interests and obligations existing and to exist under the Employment Contract and First Amendment are hereby released, diminished or impaired, and the parties hereby reaffirm all covenants, representations and warranties in the Employment Contract and First Amendment.


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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first above written.

                                         SYNAGRO TECHNOLOGIES, INC., a Delaware
                                         corporation


                                         By:      /s/ Ross M. Patten
                                            ------------------------------------
                                                  Ross M. Patten



                                                  /s/ J. Paul Withrow
                                         ---------------------------------------
                                         J. Paul Withrow, Individually



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